EXHIBIT 10.1

THIS AGREEMENT is made and entered into as of this 3rd day of April, 2009 by and between PARLUX FRAGRANCES, INC., a Delaware corporation, with its principal offices at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, FL 33309 (“Parlux”) and ICONIC FRAGRANCES, LLC, a Delaware limited liability company, with its principal offices at 1850 N.W. 84th Avenue, Suite 100, Miami, FL 33126 (“Iconic”).

W I T N E S S E T H:

WHEREAS,

Iconic is in the process of negotiating and entering into license agreements with the celebrity personalities (each an “Artist” and, collectively, the “Artists”) listed on Exhibit A hereto (each a “License” and collectively the “Licenses”); and

WHEREAS, pursuant to each License, the respective Artist and/or an entity or representative owning the rights to market such Artist's name and any related trademark, in the capacity as licensor (herein, the "Licensor" whether referring to the individual Artist and/or the individual Artist's entity or representative with respect to the same License, and collectively the "Licensors" with respect to more than one License), has granted or will grant the exclusive rights to Iconic as licensee to develop, manufacture, market and sell fragrance and related products and packaging for a multi-year term, with the royalty rates and on the terms and conditions set forth in each License; and

WHEREAS, Iconic desires to sub-license to Parlux, and Parlux desires to become a sub-licensee of Iconic under, the Licenses upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and obligations set forth herein, the parties hereto agree as follows:

1.

Licenses.

1.1

Licenses.  A list of the four Artists whose names, signatures and likenesses are the subject of ongoing negotiations between Iconic and the Artists’ agents, business managers, attorneys and/or other representatives is set forth on Exhibit A.  As of the date of this Agreement, two of the four Artists, as identified on Exhibit A (each an “Initial Artist” and, collectively, the “Initial Artists”), through their representatives, have concluded Licenses with Iconic (each an “Initial License” and, collectively, the “Initial Licenses”), which are in form and substance ready to be but are not yet executed.  True and correct copies of the Initial Licenses in the forms to be executed are annexed hereto as Exhibit B.  The Licenses relating to the remaining two Artists, as identified on Exhibit A (each a “Subsequent Artist” and, collectively, the “Subsequent Artists”), are, as of the date of this Agreement, currently under negotiation and are not yet in form and substance for execution (each a “Subsequent License” and, collectively, the “Subsequent Licenses”).

1.2

The Initial Licenses.  Iconic agrees to enter into the Initial Licenses with the respective Licensors, and Parlux agrees to become a sub-licensee of Iconic under the Initial Licenses, as follows:

(a)

Delivery of the Initial Licenses.  Within ten (10) business days following the date of execution of this Agreement (the “Initial Delivery Date”), Iconic will deliver to Parlux true and correct copies of the Initial Licenses, duly executed by Iconic and the respective Licensor for each License, which Licenses will be in the exact forms without change as are attached to Exhibit B.

(b)

The Sublicenses.  Within three (3) business days following the Initial Delivery Date, Iconic shall execute and deliver to Parlux a signed Sublicense in the form attached hereto as Exhibit C (the “Sublicense”) for each of the Initial Licenses sublicensing each Initial License to Parlux.  Within three (3) business days following receipt by Parlux of an executed Sublicense for an Initial License, Parlux will execute and return the fully executed Sublicense to Iconic resulting in each Initial License being sublicensed to Parlux.

(c)

The Initial Artist Advance.  The female Initial Artist is entitled to payment of an initial guaranteed minimum royalty advance pursuant to paragraph 8A of her License (the “$*Advance”).  Within three (3) business days following receipt by Parlux of the fully executed Sublicense of the License relating to the female Initial Artist, Parlux will pay the sum of * ($*) to the Licensor (or reimburse Iconic $* if Iconic has already paid that sum to the Licensor) in partial payment of the $* Advance, and Iconic will pay the sum of * ($*) to the Licensor in payment of the balance due of the $* Advance.  Parlux agrees to reimburse Iconic for such $* by paying Iconic the sum of * ($*) on each of June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010.

1.3

The Subsequent Licenses.  Parlux agrees to become a sub-licensee of Iconic under the Licenses relating to each of the Subsequent Licenses, to the extent that the terms and conditions of such Subsequent Licenses are generally consistent with and no less favorable to Parlux, taken as a whole, than the terms and conditions of (i) the draft Subsequent License for the male Subsequent Artist attached to Exhibit B which reflects the pending negotiations with the male Subsequent Artist as of the date hereof, and (ii) the term sheet for the Subsequent License for the female Subsequent Artist attached to Exhibit B which reflects the offer made by Iconic to the female Subsequent Artist as of the date hereof.  Parlux acknowledges that the final agreements negotiated by Iconic with the Subsequent Artists could be less favorable to Parlux under a sublicense than as set forth in Exhibit B.  Iconic acknowledges that if the final agreement negotiated by Iconic with a Subsequent Artist is less favorable to Parlux than in the respective draft Subsequent License or term sheet attached to Exhibit B, then Parlux will have no obligation to enter into a Sublicense with respect to such Subsequent Artist.

(a)

Delivery of the Subsequent Licenses.  In the event that Iconic is able to conclude a License with the representatives of the Subsequent Artists, upon execution by Iconic and the respective Licensor for either or both of the Subsequent Artists and their respective trademarks, Iconic will deliver a true and correct copy of such fully executed Subsequent License(s) to Parlux on a date to be scheduled by mutual agreement of the parties (the “Subsequent Delivery Date”).

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

(b)

Approval/Rejection of the Subsequent Licenses.  Within ten (10) business days following the Subsequent Delivery Date, Parlux shall accept or reject becoming a sub-licensee of Iconic under such Subsequent License.  If a rejection, Parlux's rejection thereof shall be by written notice to Iconic and shall include a statement in reasonable detail explaining the reasons for such rejection.  Failure to respond by the conclusion of the ten (10) business day period shall be deemed to be an acceptance of Parlux to become a sub-licensee of Iconic for such Subsequent License.  In the event of such a rejection, Iconic shall have thirty (30) days to cure by amending the Subsequent License to address those issues identified in Parlux’s rejection notice, in which event Iconic shall submit an amended and fully executed Subsequent License within such cure period.  Upon receipt of the amended Subsequent License, provided Iconic has addressed and remedied to Parlux's satisfaction those issues to which Parlux had previously rejected, Parlux shall be obligated to accept the amended Subsequent License.  If the Subsequent License, in the form originally submitted to Parlux is acceptable to Parlux, then within the original ten (10) business day period, or if rejected and subsequently cured by amendment, then within three (3) business days of receipt of such amended Subsequent License, Parlux’s  acceptance thereof shall be effectuated by the execution by Parlux and delivery to Iconic of a Sublicense sublicensing such Subsequent License to Parlux.  Within three (3) business days following receipt by Iconic of a signed Sublicense for such Subsequent License, Iconic will execute and return the fully executed Sublicense to Parlux.

(c)

Subsequent Artists Advance.  In the event that any Sublicense relating to a Subsequent License requires the payment of an advance royalty to the Licensor, Parlux covenants and agrees that it shall make such payment by wire transfer to the account designated therefor in such Subsequent License in accordance with the time frame for payment thereof that is set forth in such Subsequent License.  The foregoing agreement of Parlux is a material inducement to Iconic to enter into this Agreement.

1.4

Third Party Manufacturer.  If Parlux fails to execute and deliver the signed Sublicense to Iconic for a Subsequent License within the periods specified above, then Iconic thereafter may sub-license or assign its rights as the licensee of such Subsequent License to any other manufacturer and/or distributor of fragrance products (a “Third Party Manufacturer”).  From the date hereof until the termination of this Agreement or, if earlier, the expiration of the respective periods referred to above for each License,  Iconic shall not directly or indirectly discuss, negotiate, or enter into or commit to enter into, a sub-license or assignment of its rights under any of the Subsequent Licenses with or to any Third Party Manufacturer.  Should Parlux fail to execute and deliver the Sublicense for a Subsequent License to Iconic if and as required above (as opposed to a valid rejection by Parlux of a Sublicense as is allowed above), Iconic reserves all rights and remedies it may have against Parlux on account of such failure, whether or not Iconic enters into a Sublicense with a Third Party Manufacturer thereafter.

1.5

Parlux Obligations.  Pursuant to the terms and conditions of each Sublicense, Parlux shall directly assume and perform all of the obligations of the licensee under each License, as the sub-licensee of Iconic.  Parlux agrees that in the event Parlux, as the sub-licensee under any of the Licenses, fails to perform its obligations in any respect, the Licensor shall have a direct right to enforce such breach against Parlux.  In addition, Parlux agrees to include a provision in each Sublicense, which provision is included in the form of Sublicense attached hereto, pursuant to which Parlux shall assume or guaranty all of Iconic’s obligations to each Licensor under each of the Licenses.

1.6

Iconic's Right to Assign.  Iconic represents and warrants that it has the right pursuant to each of the Licenses to sub-license its rights as licensee to Parlux in accordance with this Agreement, without the further consent of any of the Licensors or the Artists or their representatives.

2.

Warrants.

2.1

Warrants.  As a material inducement to (i) Iconic to enter into this Agreement and to sub-license the Licenses to Parlux on an exclusive basis and (ii) the Licensors and Artists to consent to, and become a party to, the Sub-Licenses, and for good and valuable consideration, receipt and adequacy of which is acknowledged by Parlux, at the time of entering into each Sublicense of a License, Parlux shall issue (to the extent set forth in this Section 2.1 and Section 2.2 below) to Iconic, the Licensors and the Artists warrants in the form attached hereto as Exhibit D (the “Warrants”) to purchase a designated number of shares of Parlux Common Stock, $0.01 par value (the “Warrant Shares”), at a purchase price of $5.00 per share.  In each of Iconic’s, the Licensor’s and the Artist’s sole discretion, each of such parties may cause Parlux to issue all or a portion of the Warrants to any of their respective Affiliates (as such term is defined in the Warrants) and business associates, as designated by Iconic on the form of instruction letter attached hereto as Exhibit E, provided that any such designated person makes investment representations to Parlux and qualifies as an “accredited investor” under Regulation D of the Securities Act of 1933, as amended (“1933 Act”) and further provided that any such designated person is not a Parlux Restricted Person (as such term is defined below) as of the date hereof or as of the date of designation by Iconic.  For purposes hereof, a “Parlux Restricted Person” shall mean any person or entity who as of the designated date is, or at any time in the three year period immediately preceding the designated date has been, a director, officer, 5% or greater shareholder, employee, consultant, vendor, supplier, distributor or direct competitor of Parlux, or an Affiliate or relative of any of the foregoing.  The specific amount of Warrant Shares to be reserved for potential issuance under the Warrants with respect to each License is set forth on Exhibit A next to the name of each respective Licensor.  However, Warrants with respect to any of the Subsequent Licenses set forth on Exhibit A will not be issued by Parlux unless and until the Subsequent Licenses set forth on Exhibit A are entered into by the respective Licensors and Iconic and sub-licensed by Iconic to Parlux pursuant to a Sublicense, and only to the extent that the required shareholder approval has been obtained by Parlux as set forth in Section 2.2 below.  As more fully set forth in the form of Warrants, and subject to the provisions of Section 2.2 below, the Warrants (i) will be exercisable for an eight (8) year period from the date of issuance, provided if the attendant License is not renewed by Parlux as the sub-licensee for the Renewal Term (as defined in the License Agreement), then the Warrants will only be exercisable for a five (5) year period from the date of issuance; (ii) will be subject to the vesting schedule contained therein; (iii) will have an exercise price of $5.00 per share, subject to corporate anti-dilution and adjustment provisions as set forth in the Warrants; (iv) will restrict the holder of any Warrants from exercising such holder's Warrants to the extent that the number of shares of Parlux Common Stock otherwise issuable upon exercise of the Warrants, together with any other Parlux Common Stock then beneficially owned by such holder, would make the holder the beneficial owner of more than 19.9% of the total number of then issued and outstanding shares of Parlux Common Stock, provided that this restriction shall not prevent, or be deemed to prevent, Iconic or any of its Affiliates from engaging or offering or proposing to engage in a transaction with Parlux that would constitute a Special Transaction under Sections 2.5(b) or

2.5(c) of the Warrants; and (v) will contain certain registration rights for the holders of the Warrants, covering the re-sale of the Warrant Shares for the benefit of each of the holders (including Iconic, the Licensors and the Artists).  At the Initial Closing Date, Iconic, the Licensors, the Artists and/or their respective designees, will be issued Warrants for an aggregate of 4,000,000 Warrant Shares (the “Initial Warrants”) consisting of Warrants for 2,000,000 Warrant Shares allocable to each Sublicense of the two Initial Licenses, subject however, as more fully set forth in Section 2.2 below, to increase for each of the Initial Warrants to contain 3,000,000 underlying Warrant Shares.

2.2

Required Shareholder Approval.  Iconic acknowledges that due to limitations imposed by the Nasdaq Stock Market (“NASDAQ”), Parlux is required to obtain the approval of its shareholders in order to issue an amount of shares of Parlux Common Stock in excess of 20% of Parlux's total issued and outstanding Common Stock, which limitation applies to the Warrants to be issued with respect to the Subsequent Licenses.  Iconic further acknowledges that Parlux has represented that its Certificate of Incorporation currently authorizes a total of 30,000,000 shares of Common Stock, that Parlux has approximately 20,324,812 shares issued and outstanding at present and approximately 2,484,500 shares reserved at present for potential future issuance, and that Parlux will need to amend its Certificate of Incorporation to increase its authorized Common Stock in order to be able to have a sufficient number of shares reserved for the remaining balance of 2,000,000 Warrant Shares allocable to the two Initial Licenses (an additional 1,000,000 Warrant Shares for each of the Initial Licenses) and with respect to the Subsequent Licenses listed on Exhibit A (3,000,000 Warrant Shares for each).  Accordingly, Iconic acknowledges (and will inform the Licensors and Artists) that Parlux cannot and will not issue Warrants for the balance of 2,000,000 Warrant Shares allocable to the Initial Licenses or for the 6,000,000 Warrant Shares allocable to the Subsequent Licenses, absent receipt of shareholder approval.  Parlux covenants and agrees, promptly after the entering into of the Sublicense for the Initial Licenses designated on Exhibit A (but in any event within 30 days thereafter), to file a preliminary proxy statement with the Securities and Exchange Commission ("SEC") and to thereafter call and hold, as promptly as is reasonably possible, a special meeting of its shareholders to seek the requisite approval of its shareholders to approve an amendment to the Certificate of Incorporation of Parlux to increase the amount of authorized shares of Common Stock to at least 40,000,000 shares, and to approve the issuance of a total of up to 8,000,000 Warrant Shares with respect to those Warrants related to the balance of 2,000,000Warrant Shares allocable to the Initial Licenses and the 6,000,000 Warrant Shares allocable to the Subsequent Licenses (collectively, the “Required Shareholder Approval”).  Parlux makes no representation, warranty, covenant or guaranty to Iconic or any Licensor as to whether or not the Required Shareholder Approval will be obtained, or obtained on a timely basis, but agrees to use its best efforts to take such action as is reasonably necessary as promptly as possible to facilitate such Required Shareholder Approval.  Iconic agrees and acknowledges that Parlux will not be able to issue any Warrants other than the Initial Warrants for a total of 4,000,000 Warrant Shares in connection with the entering into of the Sublicenses of the Initial Licenses hereunder, without the Required Shareholder Approval.  Parlux and Iconic agree that if the Required Shareholder Approval is not received within 150 days of the date of entering into any Sublicense with respect to any Subsequent License, then Iconic (following consultation with the Licensors and the Artists) shall have the unilateral option of either proceeding with the Sublicense to Parlux of such Subsequent License without receiving any additional Warrants, or terminating the Sublicense to Parlux of such Subsequent License.  In the event the Required Shareholder Approval is not obtained within the 150 day time period, whether Iconic proceeds with the Sublicense to Parlux of the Subsequent Licenses without additional Warrants, or whether Iconic terminates the Sublicense to Parlux of the Subsequent Licenses, in either case, the parties agree that (i) Parlux shall have no further obligation to issue any additional Warrants with respect to the Initial Licenses or the Subsequent Licenses, (ii) Parlux shall not have any liability to Iconic, any Licensor or Artist, or any of their designees, for its failure to issue additional Warrants, (iii) neither Iconic nor any Licensor or Artist under any Licenses, nor their designees, shall have or assert any claim against Parlux for its failure to issue any additional Warrants, and (iv) the Sublicenses to Parlux of the Licenses designated as Initial Licenses on Exhibit A, and the Initial Warrants (for a total of 4,000,000 Warrant Shares) issued by Parlux with respect to the Sublicenses of the Initial Licenses, shall remain in full force and effect.  If Parlux does not obtain the Required Shareholder Approval within the 150 day time period, then Iconic shall notify Parlux of its decision, which Iconic may determine in its sole discretion, to proceed with Sublicenses of the Subsequent Licenses without Warrants within 30 days following the end of such 150 day period.

3.

Profit Payments and Royalties.

3.1

Iconic's Right to *% of Net Profits.  So long as any Sublicense remains in effect and so long as the amount of cumulative Net Profits (as hereinafter defined and calculated) is a positive number, Parlux agrees to pay Iconic and Iconic's assignee(s), on an annual basis, a sum equal to * (*%) of the cumulative Net Profits (as hereinafter defined) earned by Parlux, and/or any of its subsidiaries, affiliates (meaning a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified) or sub-licensees (the “Net Profits Share”), on sales of ‘Licensed Products’ (as defined in the applicable License) in each ‘Sales Year’ (as defined in the applicable License) during the ‘Term’ (as defined in the applicable License), less the aggregate amount of the Net Profits Share previously paid to Iconic and Iconic's assignee(s) with respect to such Sublicense.  This payment obligation will continue for so long as the Licensed Products are sold by Parlux pursuant to its Sublicense of such License.  Parlux acknowledges and agrees that at any time on or after the Initial Delivery Date with respect to the Initial Licenses and the Subsequent Delivery Date for each of the Subsequent Licenses, Iconic may deliver a letter of instruction in the form attached to Exhibit F (the “Net Profits Assignment Letter”), pursuant to which, for each of the Licenses, Iconic may irrevocably assign a portion of the Net Profits Share payable to Iconic under this Section 3 to any other Person, including without limitation, each of the Licensors or Artists, but excluding any Parlux Restricted Person.  The Net Profits Assignment Letter will specify the percentage (not in excess of *%) of the Net Profits Share to be assigned to the Person specified therein (the “Assigned Share”) and will acknowledge that Iconic relinquishes any and all further right and entitlement to such Assigned Share granting to

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

the assignee thereof full right and title to such Assigned Share directly to such assignee.  The total percentage assigned by Iconic to all assignees can not exceed *% of Iconic's Net Profits Share.  The Net Profits Assignment Letter shall also acknowledge that the assignee of the Assigned Share shall have a direct right to audit Parlux's books and records in the manner described in Section 3.4 below and as specified in the Net Profits Assignment Letter to confirm the accuracy of Parlux's computation of the Net Profits under the relevant Sublicense, provided that to the extent either Iconic or the assignee, or both Iconic and assignee together, conducts an audit of any period, then neither will be able to subsequently conduct a separate audit of the same period.  Iconic agrees to coordinate audit rights with its assignee so that only one audit of any period is conducted for the benefit of Iconic and its assignee.   Should Parlux default in its obligation to pay the Assigned Share to any such assignee resulting in any liability to Iconic for the payment of such Assigned Share to such assignee, Parlux acknowledges that Iconic shall have a right to seek reimbursement from Parlux for Parlux's default in payment with respect to such Assigned Share and Parlux agrees to reimburse Iconic for funds paid by Iconic to its assignee to cure Parlux's default.

3.2

Net Profits.  For purposes hereof, “Net Profits” derived with respect to any Sublicense between Parlux and Iconic shall mean ‘Net Sales’ (as defined in the applicable License) from the sale of ‘Licensed Products’ (as defined in the applicable License) less Direct Expenses (as defined below) related to the Licensed Products, less Overhead Expenses (as defined below) from inception of each Sublicense to the last day of the period for which Net Profits is being computed.  Net Profits may be a positive number or (if Direct Expenses plus Overhead Expenses, as limited below, exceed Net Sales) a negative number.  For purposes hereof, “Direct Expenses” incurred with respect to any Sublicense between Parlux and Iconic includes cost of goods sold, Royalties (as defined in Section 3.3 below), the cost of a Brand Marketing Manager and a Brand Planner/Buyer (each as defined below) to the extent dedicated to the ‘Licensed Mark’ (as defined in the applicable License), advertising and promotion expenses, depreciation and amortization expense, and any other out-of-pocket (not overhead) expenses payable by Parlux to third parties, in each case directly related to the Licensed Products under that Sublicense.  For purposes hereof, “Overhead Expense” for each quarter in any Sales Year shall be the product computed by multiplying a fraction, the numerator of which shall be Net Sales of the Licensed Products under that Sublicense for the period in question and the denominator of which shall be total Net Sales of all Parlux fragrance and related cosmetic and skin care brands for the period in question, by the general and administrative and selling and distribution expenses with respect to all Parlux fragrance and related cosmetic and skin care brands (inclusive of the Licensed Products) consistent with the reporting of such expenses in Parlux's financial statements for period that corresponds to or ends shortly after each quarter in the Sales Year (the “SG&A Expenses”) filed with the SEC.  For purposes hereof, “Overhead Expense” related to such Licensed Products shall not exceed *% of SG&A Expenses (as defined herein) for the Sublicense with regard to the female Initial Artist and *% of SG&A Expenses for the Sublicense with regard to all other Artists, for any period being measured.  Any Direct Expenses deducted from Net Sales for purposes of determining Net Profits or any expenses included in the calculation of Overhead Expense for purposes of determining Net Profits shall not be duplicated and may not also be deducted from the gross invoice price of sales of Licensed

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Products in the computation of Net Sales.  If any SG&A Expenses constitute Direct Expenses related specifically to the Licensed Products and Licensed Mark, such Direct Expenses shall not be duplicated but shall be deducted from SG&A Expenses prior to the application of the foregoing formula in determining Overhead Expense.  For purposes hereof, all start up and other costs incurred by Parlux prior to the initial product shipment date which commences the first Sales Year for any License shall be amortized as Direct Expenses (provided such costs meet the definition of Direct Expenses set forth herein) during the first Sales Year as and when incurred (except those expenditures that, pursuant to GAAP as consistently applied by Parlux, must be amortized over a multi-year period), and to the extent that the amount of Net Profits for any Sales Year is a negative number, such negative number will be carried forward to the subsequent Sales Year to reduce the amount of Net Profits otherwise derived in such subsequent Sales Year for purposes of computing the Net Profits Share to be paid for such Sales Year (e.g., a loss in Sales Year 1 will be carried forward to Sales Year 2), so that Net Profits for any Sales Year will be determined net of any loss incurred during the prior Sales Year.  Payment of the Net Profit Share under any Sublicense will be net of all prior payments of the Net Profit Share under that Sublicense as follows:  an amount equal to *% of the cumulative Net Profits (which shall include all negative Net Profits and positive Net Profits) for the period commencing on the Effective Date of the applicable License Agreement and ending on the last day of the then-current Sales Year for which the Net Profits Share is being computed (the “Current Sales Year”) (the entire period from the Effective Date through the end of the Current Sales Year being referred to as the “Period To Date”), less the aggregate, cumulative amount of Net Profits previously paid to Iconic or Iconic’s assignee(s), provided that, if such aggregate, cumulative amount of Net Profits previously paid to Iconic or Iconic’s assignee(s) shall exceed *% of the cumulative, aggregate amount of Net Profits for the Period To Date, there shall be no Net Profits Share payable to Iconic or Iconic assignee(s) for the Current Sales Year.  For purposes hereof, “Brand Marketing Manager” shall mean an employee or independent contractor of Parlux whose primary responsibility shall be to develop and market one or more of the fragrance brands that are the subject of the Licenses. For purposes hereof, “Brand Planner/Buyer” shall mean an employee or independent contractor of Parlux whose primary responsibility shall to be to oversee the manufacture of the Licensed Products and the purchasing of the respective fragrances, bottles, caps, molds and packaging for one or more of the fragrance brands that are the subject of the Licenses.  If the Brand Marketing Manager and/or Brand Planner/Buyer is responsible for more than one fragrance brand of Parlux, then the cost of such employee shall be allocated between the Licensed Products and/or any other Parlux fragrance brand products on an equitable basis in good faith by Parlux primarily based on the respective sales levels of such Licensed Products and/or such other products in the relevant time period.

3.3

Royalties.  In furtherance and not limitation of its obligations under Section 1.5, under each Sublicense, Parlux shall assume the licensee's obligation to make royalty payments to the Licensor on account of Net Sales for the applicable brands covered by the underlying License (“Royalties”).  Parlux shall remit payment of such Royalties directly to the Licensor under each License in accordance with the terms and conditions of each License.

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

3.4

Profit and Royalty Reports; Audits.  The respective amount of Net Profits derived under each Sublicense shall be reportable by Parlux to Iconic on or before the date that is forty-five (45) days following the end of each quarter of each Sales Year during the Term of each License (each such date a “Profits Reporting Date”).  On or before each Profits Reporting Date, Parlux shall submit to Iconic (i) a true, correct and complete copy of the sales royalty report provided by Parlux to each Licensor pursuant to the applicable License, and (ii) a profit report setting forth for the end of the preceding quarter the cumulative amount of Net Sales and the cumulative amount of Net Profits earned under each Sublicense.  The profits report shall include a detailed listing, in accordance with Section 3.2, of all deductions from gross receipts to determine Net Sales and in turn all deductions from Net Sales for purposes of determining Net Profits, and shall show the calculation of the cumulative payment of the Net Profits Share under that Sublicense.  Parlux agrees to maintain, for the term of each License, plus three (3) years or, if earlier, three (3) years from the date of audit as discussed below, true, accurate and complete business records regarding Licensed Products sold under each License, including the calculations of Net Sales, Royalties due to each Licensor under each License, Net Profits earned by Parlux and the Net Profits Share paid.

Iconic for all Sublicenses, and each Licensor for such Licensor’s own License, and Iconic's assignee of the Assigned Share, if any, for the applicable Sublicense, shall have the right, at any time with at least ten (10) days’ prior written notice, to audit any and all of Parlux’s books and records related to the business conducted in connection with the applicable Sublicense(s) and the determination of the Net Profits Share.  For purposes of this Section 3.4, such books and records shall include, but not be limited to, the manner and methodology of the determination of the Net Profits Share.  In connection with any such audit, Parlux shall provide access during normal business hours to its premises and to all of Parlux’s employees as are reasonably necessary for the completion of such audit.  Parlux shall not bear the costs of any audit hereunder; provided, however, that if after the first year of a Sublicense an audit of a Sublicense reveals under-reporting of Net Profits by (i) *% or more for any Sales Year or (ii) $* for any Sales Year, whichever is greater, the costs of such audit shall be reimbursed by Parlux and failure by Parlux to so reimburse shall constitute a breach of this Agreement.  Iconic agrees to coordinate all audit demands by Iconic, by its assignee(s) of the Assigned Share, and by the Licensor, so that only one audit of any period with respect to any Sublicense is conducted.

In the event that as a result of such audit, Iconic disputes the amount of the Net Profits Share or the manner in which it is determined, it shall promptly (but not later than 30 days after the delivery of such audit to Iconic) give written notice (the “Dispute Notice”) to Parlux of such dispute (in reasonable detail describing the nature of the dispute asserted).  If Iconic and Parlux reconcile the dispute, the Net Profits Share shall be adjusted accordingly (and if applicable, any remaining balance shall be paid promptly) and shall thereupon become binding, final and conclusive upon Parlux and Iconic.  If Iconic and Parlux are unable to reconcile the dispute in writing within 20 days after the date on which Iconic gives the applicable Dispute Notice (the "Reconciliation Period"), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the accountants for Parlux) selected from any of the eight largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

final determination, and the Net Profits Share shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto.  The Independent Auditors shall consider only the accounting items in dispute and shall be instructed to act within 20 days (or such longer period as Iconic and Parlux may agree) to resolve all accounting items in dispute. If the dispute relates to a non-accounting issue and such dispute is not reconciled within the Reconciliation Period, the dispute shall be resolved by a court of competent jurisdiction.

3.5

Payment Terms.  The Net Profits Share, and each Licensor's Royalties, shall be paid by Parlux in U.S. dollars.  Parlux shall pay Royalties directly to the applicable Licensor, when and as due under the respective Licenses.  An amount equal to the Net Profits Share of each Sublicense shall be paid by Parlux to Iconic and/or its assignee(s) of the Assigned Share within 60 days following the end of the respective Sales Year for each Sublicense.  Payment of the Net Profit Share under any Sublicense will be net of all prior payments of the Net Profit Share under that Sublicense in accordance with the computational formula set forth in paragraph 3.2 above.  Iconic may assess simple interest at the rate of one percent (1%) per month for past-due payments.  The payment of such interest shall not prevent Iconic from exercising any other rights it may have as a consequence of the lateness of any payment and in no event shall this interest provision be construed as a grant of permission for any payment delays or a waiver of the payment terms set forth herein.

3.6

Taxes.  The calculations of Net Profits and Royalties are exclusive of any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Parlux may be required to pay or collect.  Should any such tax or levy be made, Parlux agrees to pay such tax or levy and indemnify Iconic against any claim for such tax or levy demanded.  Parlux will pay when due any withholding taxes required by applicable law with respect to its employees.  The Licensor and/or Iconic will pay all federal, state and local income taxes payable with respect to its receipt of any payments with respect to Net Profits and Royalties, and any interest thereon, paid or payable by Parlux.   Iconic agrees to indemnify Parlux against any claim for income taxes due and payable by Iconic or by any Licensor, except with respect to any Assigned Share.  The assignee of an Assigned Share will agree in the Net Profits Assignment Letter to indemnify Parlux against any claim for income taxes due and payable by the assignee with respect to the Assigned Share.

4.

Right of First Offer.

4.1

Right of First Offer.   Parlux is hereby granted the right of first offer as described in this Section 4 exercisable in connection with any proposed Fragrance Transaction.  For purposes hereof, a “Fragrance Transaction” shall mean an exclusive license agreement to manufacture, market and sell fragrance and related products which is obtained by Iconic as licensee with any celebrity personalities as licensors, other than and in addition to those listed on Exhibit A.

(a)

Subject  to Section 4.2 below, if at any time Iconic shall enter into a Fragrance Transaction, then prior to negotiating with or initiating any assignment or sub-license of any such Fragrance Transaction to any Third Party Manufacturer (as defined in Section 1.1), Iconic shall give written notice (the “Negotiation Notice”) to

Parlux.  The Negotiation Notice will include a copy of the proposed or executed license agreement or term sheet that Iconic has obtained with the celebrity and/or her or his representative with respect to the Fragrance Transaction.  If Parlux wishes to pursue an assignment or sub-license of that Fragrance Transaction with Iconic, then Parlux shall, not later than ten (10) days after delivery of the Negotiation Notice (the “Decision Period”), give written notice thereof (the “Exercise Notice”) to Iconic stating whether Parlux wishes to pursue such Fragrance Transaction.  The Exercise Notice, which shall be non-binding, shall include the proposed consideration, the terms of payment of such consideration and all other substantive economic terms of the assignment or sub-license of the Fragrance Transaction to Parlux.  Such sub-license or assignment, as applicable, shall be subject to the consent of the Licensor in each such Fragrance Transaction.

(b)

Iconic shall consider Parlux’s proposal for a Fragrance Transaction in good faith.  If Iconic and Parlux are unable to negotiate a binding agreement for an assignment or sub-license of a Fragrance Transaction within the thirty (30) day period following the delivery of the Exercise Notice, then Iconic shall have the right to pursue that Fragrance Transaction with any unrelated Third Party Manufacturer.

4.2

Expiration and Limitations.  The respective rights and obligations of Parlux and Iconic under this Section 4 shall expire upon the earlier of (i) the expiration of the respective Terms or earlier termination of all the Licenses, (ii) the failure of Parlux to make a payment to Iconic of Net Profits when due, if not cured after ten (10) days’ written notice of payment default by Iconic to Parlux, (iii) the breach by Parlux of any of its covenants and obligations (including without limitation, any payment obligations) under any License Agreement or Sub-License, if not cured after ten (10) days’ written notice of default by Iconic (or, to the extent applicable, the Licensor), to the extent curable or (iv) the breach by Parlux of any of its covenants and obligations under the Initial Warrants, the Additional Warrants (if so issued) or that certain letter agreement of even date herewith between the parties, if not cured after ten (10) days’ written notice of default by Iconic, to the extent curable.

4.3

Non-Contravention.  Iconic shall have the right, but not the obligation, to provide written notice to Parlux if Iconic in good faith believes that Iconic has a reasonable opportunity to enter into a Fragrance Transaction with a celebrity (an “Opportunity Notice”).  Parlux will confirm within ten (10) days from receipt of an Opportunity Notice if (i) Parlux is interested in working with Iconic in order to pursue a license from that celebrity (a “Proposed Celebrity”), (ii) Parlux has had or is in bona fide substantive discussions (which must be documented with proof reasonably satisfactory to Iconic) with or otherwise pursuing a license directly with the Proposed Celebrity pursuant to an already existing term sheet or draft license (a “Pre-Existing Relationship”), or (iii) Parlux has no interest in pursuing the Proposed Celebrity (an “Opportunity Declination”), it being understood and agreed that the failure of Parlux to timely respond to the Opportunity Notice shall constitute an Opportunity Declination.  If Parlux confirms its interest in having Iconic pursue the Proposed Celebrity, then Iconic will have an exclusive period of ninety (90) days to obtain and present to Parlux a term sheet for a Fragrance Transaction with the Proposed Celebrity, and then will have an additional exclusive period of ninety (90) days to obtain a definitive license agreement for a Fragrance Transaction with the Proposed Celebrity, at which point Iconic will present the Fragrance Transaction to Parlux pursuant to the right of first offer set forth in Section 4.1, and Parlux shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with the Proposed Celebrity or its agents and representatives, directly or indirectly, during both such ninety (90) day exclusive periods.  If Parlux confirms it has a Pre-Existing Relationship with the Proposed Celebrity, then Iconic agrees not to pursue a Fragrance Transaction with such Proposed Celebrity for a period of six months and Iconic shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with the Proposed Celebrity or its agents and representatives, directly or indirectly, during such six month period.  In the event of an Opportunity Declination, than Iconic shall be free to pursue a Fragrance Transaction with such Proposed Celebrity for a period of six months without being subject to the right of first offer set forth in this Section 4 and Parlux shall not negotiate, enter into or attempt to negotiate or enter into any agreement, covenant or understanding, written or oral, with the Proposed Celebrity or its agents and representatives, directly or indirectly, during such six month period.

5.

Representations and Warranties of Parlux.  Parlux represents, warrants and covenants to Iconic as follows:

5.1

Organization; Execution, Delivery and Performance.

(a)

Parlux is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and otherwise) to own, lease, use and operate its properties and to carry on its business as and where owned, leased, used, operated and conducted.

(b)

Subject to receiving the Required Shareholder Approval and the filing of an Amendment to the Certificate of Incorporation of Parlux in accordance with the Required Shareholder Approval:  (i) Parlux has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, and the Sublicenses (collectively the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby and to issue the Warrants, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by Parlux and the consummation by Parlux of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Warrants, and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by Parlux’s Board of Directors and no further consent or authorization of Parlux or its Board of Directors is required, (iii) each of the Transaction Documents has been duly executed and delivered by Parlux by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind Parlux accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by Parlux will constitute, a legal, valid and binding obligation of Parlux enforceable against Parlux in accordance with its respective terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

5.2

Warrant Shares Duly Authorized.  The Warrant Shares underlying the Initial Warrants have been duly authorized and reserved for issuance and, upon exercise of the Initial Warrants in accordance with the terms of the Initial Warrants, including receipt of payment of the requisite exercise price, the Warrant Shares will be duly and validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of shareholders of Parlux.  Subject to the Required Shareholder Approval for the Warrants to be issued with respect to any Subsequent Licenses and for the additional Warrants for 2,000,000 Warrant Shares to be issued with respect to the Initial Licenses, such Warrant Shares will be duly authorized and reserved for future issuance and, upon exercise of the Warrants in accordance with the terms of the Warrants, including receipt of payment of the requisite exercise price, the Warrant Shares will be duly and validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of shareholders of Parlux.

5.3

No Conflicts.  The execution, delivery and performance of the Transaction Documents by Parlux and the consummation by Parlux of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Parlux or any of its subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined). Provided that the Required Shareholder Approval is obtained, and the Certificate of Incorporation of Parlux is thereafter amended in accordance with the Required Shareholder Approval, the execution, delivery and performance of the Transaction Documents by Parlux and the consummation by Parlux of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws of Parlux; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Parlux or its securities are subject) applicable to Parlux or any of its subsidiaries or by which any property or asset of Parlux or any of its subsidiaries is bound or affected.  Neither Parlux nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents.  Neither Parlux nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put Parlux or any of its subsidiaries in default) under, and neither Parlux nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parlux or any of its subsidiaries is a party or by which any property or assets of Parlux or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect or asserted defaults which have been waived by the other parties.  The businesses of Parlux and its subsidiaries are not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations (other than with respect to federal and state securities laws) which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the rules and regulations of NASDAQ and any applicable state laws, Parlux is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants.  All consents, authorizations, orders, filings and registrations which Parlux is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected in a timely manner following the date hereof, except that Iconic acknowledges that Parlux cannot provide any assurance of receiving the Required Shareholder Approval.  For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of Parlux and its subsidiaries taken as a whole, or (ii) the ability of Parlux to perform its obligations in all material respects under the Transaction Documents.

5.4

SEC Information.

(a)

Since August 1, 2008, Parlux has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all other documents filed with the SEC within the past two years and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to Iconic via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parlux included in the SEC Documents (“Parlux Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Parlux Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of Parlux and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b)

The shares of Common Stock are currently listed on NASDAQ.  Within the past year, Parlux has not received notice (written or oral) from NASDAQ to the effect that Parlux is not in compliance with the continued listing and maintenance requirements of such trading market.  Parlux is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, provided its market price does not remain below $1.00 per share.

5.5

Permits; Compliance.  Parlux and each of its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Parlux Permits”), and there is no action pending or, to the knowledge of Parlux, threatened regarding suspension or cancellation of any of Parlux Permits.  Neither Parlux nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Parlux Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.

Representations and Warranties of Iconic.

6.1

Status.  Iconic is a limited liability company formed, validly existing and in good standing, under the laws of the State of Delaware.  Iconic has full power and authority (corporate and otherwise) to carry on its business as and where operated and conducted.

6.2

Ownership of Iconic.  Set forth on Exhibit G hereto is a true, correct and complete list of the member(s) and manager(s) of Iconic.  Other than the member(s) as set forth on Exhibit G, as of the date of this Agreement, no person or entity has any direct or indirect ownership interest in Iconic (including the right to any share of the profits and losses of Iconic, or to receive distributions of Iconic's assets) or any right to acquire any ownership interest in Iconic.  Other than the manager(s) as set forth on Exhibit G, no person or entity has any direct or indirect right, power or authorization to manage or direct the management or operations of the business of Iconic.   A true, correct and complete copy of the Certificate of Formation of Iconic, as filed with the Secretary of State of the State of Delaware, has been provided by Iconic to Parlux, and a true, correct and complete copy of the limited liability company agreement of Iconic and its member(s) will provided by Iconic to Parlux on each of the Closing Dates.

6.3

Execution and Delivery.  (i) Iconic has all requisite power and authority to enter into and perform its obligations under this Agreement, the Licenses and the Sublicenses, and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Licenses and the Sublicenses by Iconic and the consummation by Iconic of the transactions contemplated hereby and thereby have been duly authorized by Iconic’s manager(s) and member(s) and no further consent or authorization of Iconic or its manager(s) is required, (iii) each of this Agreement, the Licenses and the Sublicenses has been duly executed and delivered by Iconic by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind Iconic accordingly, and (iv) each of this Agreement, the Licenses and the Sublicenses constitutes, and upon execution and delivery thereof by Iconic will constitute, a legal, valid and binding obligation of Iconic enforceable against Iconic in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.4

No Conflicts.  The execution, delivery and performance of this Agreement, the Licenses and the Sublicenses by Iconic and the consummation by Iconic of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the Certificate of Formation or limited liability company agreement of Iconic; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Iconic or any of its affiliates is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a material adverse effect on Iconic, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Iconic or any of its affiliates or by which any property or asset of Iconic or any of its affiliates is bound or affected.  Iconic is not in violation of its Certificate of Formation, its limited liability company agreement or other organizational documents.  Iconic is not in default (and no event has occurred which with notice or lapse of time or both could put Iconic in default) under, and Iconic has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement (including the Licenses), indenture or instrument to which Iconic is a party or by which any property or assets of Iconic is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a material adverse effect on Iconic.  There are no claims, actions, proceedings or litigations pending or, to Iconic's knowledge, threatened against Iconic which could have a material adverse effect on Iconic. The business of Iconic is not being conducted in violation of any material law, rule, ordinance or regulation of any governmental entity.  Iconic is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Licenses or Sublicenses in accordance with the terms hereof or thereof, other than filings Iconic may be required to make pursuant to the rules and regulations of the SEC.  All consents, authorizations, orders, filings and registrations which Iconic is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected in a timely manner following the date hereof.  For purposes of this Agreement, “material adverse effect on Iconic” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of Iconic taken as a whole, or (ii) the ability of Iconic to perform its obligations in all material respects under this Agreement, the Licenses and the Sublicenses.

6.5

Investment Representations.  The Warrants, and the Warrant Shares to be issued upon exercise of the Warrants by Iconic, will be acquired for Iconic’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Iconic has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to Iconic’s right at all times to sell or otherwise dispose of all or any part of such Warrants in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by Iconic to hold the Warrants for any period of time.  Iconic is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered. Iconic understands that the Warrants are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Parlux in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  Notwithstanding the foregoing, the Warrants may be assigned to certain Affiliates and business associates of Iconic and the Licensors who are "accredited investors" under Regulation D of the 1933 Act, subject, however, to delivery to Parlux of investment representations in form and substance reasonably acceptable to Parlux and provided that no assignment of Warrants will be made to any person who is a Parlux Restricted Person.

6.6

Iconic's Relationship with Licensors.  Iconic has no ownership interest or right to acquire any interest in any Licensor entity.  Iconic has made no representations or warranties or covenants to any of the Licensors or Artists about the potential levels of Net Sales of Licensed Products to be generated under the Sublicenses by Parlux, the amount of Royalties or Net Profits that may be earned under the Licenses and Sublicenses, the future trading price of shares of Parlux Common Stock or the ability of Parlux to obtain the Required Shareholder Approval.  No agent, broker, investment banker, finder, financial advisor or other person or entity is or will be entitled to any brokerage commissions, finder's fees or similar compensation, or any share in the interest of Iconic under this Agreement or any Sublicenses, based on any agreement, arrangement or understanding made by or on behalf of Iconic or its member(s), or to which Iconic or any of its member(s) is subject with respect to the entering into of this Agreement, any Sublicenses or the issuance of any Warrants.

7.

Indemnification.  Parlux shall indemnify, defend and hold harmless Iconic, its members, managers, employees, officers, agents, affiliates, and representatives from and against all liability, demands, damages, losses and expenses (including reasonable attorneys’ fees), for any claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of the breach by Parlux of any representation, warranty, covenant, agreement or obligation of Parlux under this Agreement.  Iconic shall indemnify, defend and hold harmless Parlux, its directors, employees, officers, agents, affiliates, and representatives from and against all liability, demands, damages, losses and expenses (including reasonable attorneys’ fees), for any claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of the breach by Iconic of any representation, warranty, covenant, agreement or obligation of Iconic under this Agreement.

8.

Closings.

8.1

Closings.  The closing of the transactions contemplated hereby with respect to the Initial Licenses listed on Exhibit A and attached as Exhibit B shall take place at the offices of Akerman Senterfitt, One S.E. Third Avenue, 25th Floor, Miami, Florida 33131, or at such other place as the parties may mutually agree upon, within six (6) business days following the Initial Delivery Date, as described in Section 1.2, or such other date on which the parties may mutually agree (the “Initial Closing Date”).  The closing of the transactions contemplated hereby with respect to each Subsequent License listed on Exhibit A shall take place at the offices of Akerman Senterfitt, One S.E. Third Avenue, 25th Floor, Miami, Florida 33131, or at such other place as the parties may mutually agree upon, on such date and time as the parties may mutually agree upon (each a “Subsequent Closing Date” and, collectively, the “Subsequent Closing Dates” and, together with the Initial Closing Date, the “Closing Dates”).  On each of the Closing Dates, (i)

the parties shall make the respective deliveries of the documents required by Section 8.2 and Section 8.3, (ii) Iconic shall have delivered to Parlux the fully signed License in accordance with Section 1.2 or Section 1.3, as applicable, and a copy of Iconic's limited liability company operating agreement (as may be amended), (iii) the parties shall execute and deliver the Sublicense(s) with respect to the respective License, and (iv) Parlux shall deliver the Warrants with respect to the respective License to Iconic and/or the Licensors and/or their respective affiliates as designated by Iconic pursuant to the form of instruction letter attached hereto as Exhibit E.

8.2

Conditions to Closing of Iconic.  The obligations of Iconic to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each of the Closing Dates of the conditions listed below:

(a)

The representations and warranties made by Parlux in Section 5 hereof qualified as to materiality shall be true and correct on each of the Closing Dates, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by Parlux in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects on each of the Closing Dates, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  Parlux shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to each of the Closing Dates;

(b)

Except for the Required Shareholder Approval, for the Initial Closing Date, Parlux shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

(c)

Parlux shall have delivered a Certificate, executed on behalf of Parlux by its Chief Executive Officer or its Chief Financial Officer, on each Closing Date dated as of such Closing Date, certifying to the fulfillment of the conditions specified in subsections 8.2(a) and 8.2(b);

(d)

Parlux shall have delivered a Certificate, executed on behalf of Parlux by its Secretary, on each Closing Date dated as of such Closing Date, certifying the resolutions adopted by the Board of Directors of Parlux approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Warrants and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of Parlux; and

(e)

Iconic shall have received an opinion from Akerman Senterfitt, Parlux's counsel, on each Closing Date dated as of such Closing Date, in form and substance reasonably acceptable to Iconic.

8.3

Conditions to Closing of Parlux.  The obligations of Parlux to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each of the Closing Dates of the conditions listed below:

(a)

The representations and warranties made by Iconic in Section 6 shall be true and correct in all respects on each of the Closing Dates as if made on and as of such dates.  Iconic shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to each of the Closing Dates;

(b)

Iconic shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

(c)

Iconic shall have delivered a Certificate, executed on behalf of Iconic by its Manager, on each Closing Date dated as of such Closing Date, certifying to the fulfillment of the conditions specified in subsections 8.3(a) and 8.3(b);

(d)

Iconic shall have delivered a Certificate, executed on behalf of Iconic by its Manager, on each Closing Date dated as of such Closing Date, certifying the resolutions adopted by the Board of Managers of Iconic approving the transactions contemplated by this Agreement and the other Transaction Documents and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of Iconic;

(e)

Parlux shall have received an opinion from Littman Krooks LLP, Iconic's counsel, on each Closing Date dated as of such Closing Date, in form and substance reasonably acceptable to Parlux; and

(f)

With respect to a Subsequent Closing Date, Parlux shall have obtained the Required Shareholder Approval prior to the Subsequent Closing Date(s), to the extent the Subsequent Warrants will be issued on any Subsequent Closing Date.

9.

Further Assurances.  Each of the parties hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

10.

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) calendar day after deposit with a nationally recognized overnight courier, specifying next calendar day delivery, with written verification of receipt), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Iconic:

Iconic Fragrances LLC

1850 N.W. 84th Avenue

Miami, FL  33126

Attention: Rene Garcia, Manager

Facsimile:  305-448-4068

With a copy to:

Littman Krooks LLP

655 Third Avenue

New York, NY  10017

Attn:  Mitchell C. Littman, Esq.

Facsimile: 212-490-2990

and to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn:  Howard J. Rothman, Esq.

Facsimile:  212-715-8000

Parlux:

Parlux Fragrances Inc.

5900 North Andrews Avenue
Suite 500
Ft. Lauderdale, Fl  33309
Attention:  Neil J. Katz, CEO

Facsimile:  954-491-1187

With a copy to:

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, FL 33131-1714

Attn:  Jonathan L. Awner, Esq.

Facsimile:   305-374-5095

11.

No Assignment.  This Agreement may not be voluntarily or involuntarily sold, pledged, hypothecated or otherwise transferred by either party without the prior written approval of the other party, except that Parlux's credit facility is secured and contains a blanket lien on all licenses held or obtained by Parlux.  The occurrence of any one or more of the following on or prior to the third anniversary of the date of this Agreement shall constitute an “Iconic Event of Default”: (i) Any Person or Group other than the Garcia Parties and/or the Carter Parties shall acquire majority control of Iconic, without the prior written consent of Parlux, not to be unreasonably withheld or delayed (it being understood that it shall not be unreasonable for Parlux to withhold such consent in the event that the Person, or any member of the Group, acquiring majority control of Iconic is a Parlux Restricted Person); (ii) Any Person other than Rene Garcia or Shawn Carter shall serve as the Manager of Iconic without the prior written consent of Parlux, which may be granted or withheld in Parlux’s sole and absolute discretion; (iii) Iconic sells substantially all of its assets in a single transaction or series of related transactions; or (iv)  Iconic assigns the Warrants or the Net Profits Share in violation of this Agreement.  Upon the occurrence and during the continuance of an Iconic Event of Default, Parlux shall have the right to terminate its obligations to Iconic, but not to any Licensor, under Section 3.1, Section 3.5 and Section 4.3 of this Agreement.  If at any time during the term of any License, (i) the Garcia Parties and/or the Carter Parties no longer retain majority control of Iconic and (ii) neither Rene Garcia nor Shawn Carter is serving as the Manager of Iconic (other than as a result of their deaths or disabilities), then Iconic shall provide the services of Mr. Garcia or Mr. Carter to Parlux as a liaison with the Artists and Licensors and their respective business managers at no additional charge to Parlux.  As used herein:  the term “Carter Parties” means any one or more of Shawn Carter, any entity controlled by Shawn Carter, any member of his immediate family or any trust established for their benefit; the term “Garcia Parties” means any one or more of Rene Garcia, any entity controlled by Rene Garcia, any member of his immediate family or any trust established for their benefit; and the term “Group” shall have the meaning ascribed under Section 13(d)(3) of the 1934 Act.

12.

Waiver.  The waiver by either party of a breach or provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

13.

Binding Effect; Supersedes Prior Agreements.  This Agreement shall be binding upon the parties hereto and shall inure to the benefit of their respective executors, administrators, heirs, and successors in interest.  This Agreement expressly supersedes any prior agreements between Parlux and Iconic concerning the Licenses.  There are no representations, warranties, covenants, promises or guarantees made by Parlux to Iconic and/or to any Licensor, or by Iconic and/or any Licensor to Parlux, except as set forth expressly in this Agreement or the other Transaction Documents.

14.

Severability.  The invalidity, illegality or unenforceability of any provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any provision thereof.

15.

General.  The validity, construction and enforceability of this Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of laws principles; and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of Florida, or, if jurisdiction in such court is lacking, the Circuit Court in and for Broward County of the State of Florida, in respect of any dispute or matter arising out of or connected with this Agreement.

16.

Termination.

This Agreement will terminate upon the termination of all of the Sublicenses or the Licenses.

17.

Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed the day and year first written above.

PARLUX FRAGRANCES, INC.

By:	/s/ Neil J. Katz
Neil J. Katz, Chairman & CEO

ICONIC FRAGRANCES, LLC

By:	/s/ Rene Garcia
Rene Garcia, Manager

EXHIBIT A

List of Celebrity Licenses and Respective Amounts of Warrants

Initial Licenses:

Licensor	Initial Artist	# of Warrants
Combermere Entertainment Properties LLC	Robin Rihanna Fenty	2,000,000 Warrant Shares (subject to increase to 3,000,000 Warrants Shares upon receipt of the Required Shareholder Approval)

Mascotte Holdings, Inc.	Kanye West	2,000,000 Warrant Shares (subject to increase to 3,000,000 Warrants Shares upon receipt of the Required Shareholder Approval)

Subsequent Licenses:

Licensor	Subsequent Artist	# of Warrants (if applicable)
Scion, LLC	Shawn Carter a/k/a Jay Z	3,000,000 Warrant Shares (upon receipt of the Required Shareholder Approval)

*	*	3,000,000 Warrant Shares (upon receipt of the Required Shareholder Approval)

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

EXHIBIT B

Licenses

License Agreement, dated April 3, 2009, by and between Combermere Entertainment Properties, LLC and Artistic Brands Development, LLC (formerly known as Iconic Fragrances, LLC) (filed as Exhibit 10.2 to Parlux Fragrances, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

License Agreement, dated April 3, 2009, by and between Mascotte Holdings, Inc. and Artistic Brands Development, LLC (formerly known as Iconic Fragrances, LLC) (filed as Exhibit 10.3 to Parlux Fragrances, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).    (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

EXHIBIT C

FORM OF SUBLICENSE

This Sublicense (the “Sublicense”) is made as of this ___ day of _______, 2009, by and among Parlux Fragrances, Inc., a Delaware corporation, with its principal offices at 5900 North Andrews Avenue, Suite 500, Ft. Lauderdale, FL 33309 (“Sub-Licensee”), and Iconic Fragrances, LLC, a Delaware limited liability company, with its principal offices at 1850 N.W. 84th Avenue, Suite 100, Miami, FL 33126 (“Sub-Licensor”).

WHEREAS, Sub-Licensor, __________ (“Artist”) and _________________, an entity or representative owning the rights to market such Artists name and any related trademark (“Licensor”) have entered into that certain License Agreement, dated [     ], 2009 (the “License Agreement”), pursuant to which Sub-Licensor holds the exclusive right and license to use the Licensed Mark in the Territory for use on and solely in connection with the manufacture, promotion, distribution and sale of Licensed Products in the Licensed Channels of Distribution (as all of such terms are defined in the License Agreement); and

WHEREAS, Sub-Licensor has the right and obligation pursuant to the License Agreement to sublicense its rights and obligations under the License Agreement to Sub-Licensee; and

WHEREAS, pursuant to that certain Agreement entered into by Sub-Licensee and Sub-Licensor dated April 3, 2009 (the "Parlux-Iconic Agreement"), Sub-Licensor desires to sublicense the License Agreement to Sub-Licensee, and Sub-Licensee desires to sublicense the License Agreement from Sub-Licensor; and

WHEREAS, the Artist and Licensor desire to permit the Sublicense between Sub-Licensee and Sub-Licensor to be entered into;

NOW, THEREFORE, the parties hereto agree as follows:

1.

Grant of Exclusive Sublicense.  Sub-Licensor hereby grants to Sub-Licensee, and Sub-Licensee hereby accepts, the exclusive sublicense of the License Agreement, on the terms and subject to the conditions set forth in this Sublicense, pursuant to which the Sub-Licensee shall be responsible for performing all of Sub-Licensor’s obligations under the License Agreement directly for the benefit of the Licensor, and the Sub-Licensee shall be entitled directly to all of the rights and benefits of the Sub-Licensor under the License Agreement.  The Sub-Licensee hereby assumes all of Sub-Licensor’s obligations to the Licensor under the License Agreement and guarantees to the Licensor and Artist that it will fully perform as the licensee under the License Agreement, as if the License Agreement were directly entered into with the Sub-Licensee.  All capitalized terms used in this Sublicense shall have the meaning assigned to such terms in the License Agreement, except as otherwise defined in this Agreement.

2.

Term.  The Initial Term of this Sublicense shall be for the same Initial Term as the License Agreement, as may be extended by the Sub-Licensee's exercise of the Licensee's option to extend the License Agreement for a Renewal Term, in accordance with the terms and conditions of the License Agreement.

3.

Royalties.  The Sub-Licensee shall assume the Sub-Licensor’s obligation to make payments of Sales Royalties to the Licensor on account of Sub-Licensee’s Net Sales for the applicable Licensed Products covered by the License Agreement including the payment of any Guaranteed Minimum Royalties required in the License Agreement, subject to any advance payments of Guaranteed

Minimum Royalties that Sub-Licensor may agree to make on Sub-Licensee’s behalf pursuant to the terms of the Parlux-Iconic Agreement, the repayment of which shall be governed by the terms of the Parlux-Iconic Agreement.  The Sub-Licensee shall remit payment of such Sales Royalties directly to the Licensor under the License Agreement in accordance with the terms and conditions of the License Agreement.  The Licensor shall be entitled to enforce its rights to be paid Sales Royalties under the License Agreement directly from the Sub-Licensee, and the Licensor need not proceed against the Sub-Licensor to enforce its rights against the Sub-Licensee.  The Sub-Licensee agrees, and represents to the Licensor and Artist, that the Licensor and the Artist under the License Agreement shall have the right to enforce against Sub-Licensee the obligations of the Licensee under the License Agreement.

4.

Audit.  Sub-Licensee shall permit Licensor's and Sub-Licensor’s employees, agents and other representatives to audit, review and inspect Sub-Licensee's books and records in accordance with the License Agreement and the Parlux-Iconic Agreement.  Licensor and Sub-Licensor agree to coordinate their audit rights so that no more than one joint audit on behalf of Licensor and Sub-Licensor per period is conducted for the benefit of Licensor and Sub-Licensor, if any audit is conducted.

5.

Indemnity by Sub-Licensee.  Sub-Licensee assumes full responsibility for the conduct of its business and shall indemnify and hold harmless Licensor, Artist and Sub-Licensor (each, an “Indemnified Party,” and collectively, the “Indemnified Parties”), from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which any of them may incur as a result of any claim or demand which may be made against any of them arising in any way out of this Sublicense including, without limitation, claims alleging negligence in connection with the conduct of the business operated by Sub-Licensee or any product liability or other defects or any inherent danger in or from the business conducted by Sub-Licensee or the products it sells or manufactures, and for any breach by Sub-Licensee of any representation, warranty, covenant, agreement or obligation of Sub-Licensee in this Sublicense or in the Parlux-Iconic Agreement.  Furthermore, Sub-Licensee shall indemnify and hold harmless Sub-Licensor from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sub-Licensor may incur as a result of any claim or demand by Licensor or Artist against Sub-Licensor alleging that Sub-Licensee failed to perform any obligations of Sub-Licensor under the License Agreement.

6.

Indemnity by Sub-Licensor.  Sub-Licensor shall indemnify and hold harmless Sub-Licensee from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sub-Licensee may incur as a result of any claim or demand which may be made against Sub-Licensee arising in any way out of this Sublicense including, without limitation, claims alleging that the Licensed Mark infringes on another person's intellectual property rights, negligence in connection with the conduct of the business operated by Licensor, for any breach by Licensor or Artist of any representation, warranty, covenant, agreement or obligation of the Licensor or Artist under the License Agreement, and for any claim for income taxes due and payable by Licensor with respect to Sales Royalties or other sums paid to Licensor under the License Agreement or pursuant to any assignment of rights to Licensor by the Sub-Licensor under the Parlux-Iconic Agreement.

7.

Governing Law.  The provisions of, and all rights and obligations under, this Sublicense shall be governed by and construed in accordance with the laws of the State of Florida.

8.

Modification of Sublicense.  No modification of any provision of this Sublicense shall be effective against Sub-Licensor unless the same shall be in writing and signed by all parties hereto, and then such modification or consent shall be effective only in the specific instance and for the purpose for which given.

9.

Successors and Assigns.  This Sublicense shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and, to the extent permitted, their respective successors and assigns.

10.

Invalidity.  Any provision of this Sublicense which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Sublicense or affecting the validity or enforceability of such provision in any other jurisdiction.

11.

Notices.  Except as otherwise set forth herein, any agreement, approval, consent, notice, request or other communication required or permitted to be given by any party under this Sublicense shall be in writing and shall be deemed to have been given when received and delivered (i) by hand or by courier, (ii) by a nationally-recognized over-night courier service such as Federal Express, or (iii) upon transmittal by facsimile with confirmation of receipt to the number set forth below:

If to Sub-Licensor:

Iconic Fragrances, LLC

1850 N.W. 84th Avenue

Suite 100

Miami, FL  33126

Attention:  Rene Garcia, Manager

Facsimile:  305-448-4068

With a copy to

Littman Krooks LLP

655 Third Avenue

New York, NY  10017

Attention:  Mitchell C. Littman, Esq.

Facsimile:  212-490-2990

If to Sub-Licensee:

Parlux Fragrances, Inc.

5900 North Andrews Avenue

Suite 500

Fort Lauderdale, FL  33309

Attention:  Neil J. Katz, Chief Executive Officer

Facsimile:  954-491-1187

With a copy to

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, FL  33131-1714

Attention:  Jonathan L. Awner, Esq.

Facsimile:  305-374-5095

or to such other address as the recipient party shall have designated by notice given in accordance with this Section.

12.

Further Assurances.  Each of the parties hereby agrees to execute such further documentation and perform such other actions as may be reasonably requested to evidence and effect the purposes and intent of this Sublicense.

13.

Entire Agreement.  This Sublicense constitutes the entire agreement of the parties relating to its subject matter and supersedes all prior oral or written understandings or agreements relating thereto.  No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by either party hereto.

14.

Counterparts.  This Sublicense may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

15.

Headings.  The headings in this Sublicense are for reference purposes only, do not constitute a part of this Sublicense and shall not affect its meaning or interpretation.

16.

Licensor and Artist Consent.  The undersigned Licensor and Artist hereby consent to the above Sublicense and agree, and represent to the Sub-Licensee, that the Sub-Licensee has the right to enforce the obligations of the Licensor and Artist under the License Agreement, to the same extent as the Sub-Licensor.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Sublicense to be executed as of the date first written above, with intent to be bound hereby.

SUB-LICENSEE:

PARLUX FRAGRANCES, INC.

By:
Neil J. Katz, Chairman & CEO

SUB-LICENSOR:

ICONIC FRAGRANCES, LLC

By:
Rene Garcia, Manager

LICENSOR:
(as to Paragraph 16 only)

By:
Name:
Title:

ARTIST:

(as to Paragraph 16 only)

EXHIBIT D

FORM OF WARRANT

WARRANT CERTIFICATE NO. ____

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

WARRANT CERTIFICATE

To Purchase __________ Shares of Common Stock of:

PARLUX FRAGRANCES, INC.

___________, 2009

THIS IS TO CERTIFY THAT, for value received,

      and any Permitted Transferee pursuant to Section 9.1(a) below (the "Holder") is entitled to purchase from Parlux Fragrances, Inc., a Delaware corporation  (the "Company"), ________ shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.  Capitalized terms not otherwise defined in the text hereof shall have the respective meanings ascribed to them in Section 8.

1.

Grant of Warrants

1.1

Grant and Vesting.  In consideration of Iconic granting through a sub-license to the Company of all of Iconic's licensing rights pursuant to the License Agreement (as defined in Section 8 below), and in furtherance of that certain agreement between Iconic and the Company dated April 3, 2009, (the “Transaction Agreement”), the Company hereby grants to the Holder warrants to purchase an aggregate of up to __________ shares of Common Stock (the "Warrants"), as adjusted and increased as provided herein, at a purchase price equal to $5.00 per share of Common Stock (the "Exercise Price").  The shares of Common Stock, or other securities for which the Warrants may be exercised as a result of transactions contemplated by Article II, are referred to as the "Warrant Shares."

(a)

Vesting.  Subject to the terms and conditions of this Warrant Certificate, the Warrants shall vest upon the anniversary date (each an “Anniversary”)  of the issuance of this Warrant Certificate (each a "Vesting Date") for the four years following such issuance and as described in the following schedule:

Vesting Date	Incremental Vesting	Total Vested

[first Anniversary ]	25%	25%

[second Anniversary ]	25%	50%

[third Anniversary ]	25%	75%

[fourth Anniversary ]	25%	100%

1.2

Exercise Period.  Subject to the terms and conditions of this Warrant Certificate hereof, the applicable amount of the Warrants shall be exercisable commencing on each Vesting Date and once vested shall continue to be exercisable until 5:00 p.m., Eastern Time, on the eighth Anniversary; provided however that in the event the License Agreement is not renewed by Parlux as the sub-licensee for the Renewal Term (as defined in the License Agreement), then the Warrants shall only be exercisable until 5:00 p.m., Eastern Time on the fifth Anniversary; provided, further, however that effective five (5) business days immediately prior to the record date of a Special Transaction (as defined herein) all unvested amounts of the Warrants shall immediately vest and constitute vested Warrants and the Holder accordingly shall have the right to exercise immediately on or after such date, and prior to the closing of the Special Transaction (in each case, as applicable, the "Exercise Period”).  The Company covenants and agrees that it will disclose in its quarterly or other periodic reports with the Securities and Exchange Commission the renewal or termination of the License Agreement.

1.3

Shares To Be Issued; Reservation of Shares; Increase in Warrants.  The Company covenants and agrees that (a) all of the securities issuable upon the exercise of the Warrants in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable shares of Common Stock and (b) the Company will cause during the Exercise Period there to be authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants in full.

1.4

Adjustment to Vesting.   In the event, but only in the event, of the occurrence of a Final Termination Event (as hereinafter defined), then all unvested Warrants granted hereunder shall not vest and instead shall terminate upon the date of such termination, and the Holder shall have no further right to exercise the Warrants with respect to the then unvested portion of the Warrant Shares; provided, however, that the Holder shall nevertheless retain all rights hereunder to all vested Warrant Shares.

2.

Adjustments to Warrants; Corporate Anti-Dilution Provisions

2.1

Stock Splits and Combinations.  If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares purchaseable under the Warrants shall be proportionately decreased, as of the effective date of such combination, so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the combination had the

2

Warrants been exercised immediately prior to that date.  If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares purchasable under the Warrants shall be proportionally increased as of the effective date of such subdivision so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the subdivision had the Warrants been exercised immediately prior to that date.

2.2

Stock Dividends and Distributions.  If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares purchaseable under the Warrants shall be proportionately increased as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date so that the Holder of the Warrants, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares and additional shares of Common Stock of the Company which the Holder of the Warrants would have owned and been entitled to receive as a result of the dividend or distribution had the Warrants been exercised immediately prior to that date.

2.3

Other Dividends and Distributions.  If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date.

2.4

Reclassification, Exchange and Substitution.  If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article II), then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which the Warrants could have been exercised immediately prior to such recapitalization, reclassification or other change.

2.5

Reorganizations, Mergers, Consolidations or Sales of Assets.  If any of the following transactions (each, a "Special Transaction") shall become effective:  (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company's assets; then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrants shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the same

3

amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Special Transaction if it had been, immediately prior to such Special Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration").  The aggregate Exercise Price for this Warrant will not be affected by any Special Transaction.  At the Holder's request, any successor to the Company or surviving entity in such Special Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Special Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2.5 and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Special Transaction.

2.6

Liquidation.  If the Company shall, at any time prior to the end of the Exercise Period, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise the Warrants.  Upon such exercise, the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining those entitled to receive any such distribution.

2.7

No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares, free from all liens, security interests, encumbrances, preemptive or similar rights and charges of shareholders (other than those imposed by the Holder), upon the exercise of the Warrants, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

2.8

Notice.  Whenever the Warrants or the number of Warrant Shares is to be adjusted as provided herein, the Company shall forthwith as soon as reasonably practicable, but in no event later than five business days following the event that causes such adjustment, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

4

2.9

Fractional Interests.  The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of the Warrants.  If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board may in good faith determine.

2.10

Effect of Alternate Securities.  If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

2.11

Successive Application.  The provisions of this Article II shall apply from time to time to successive events covered by this Article II.  Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

3.

Exercise

3.1

 Exercise of Warrants.  The Holder may exercise the Warrants only by (i) surrendering this Warrant Certificate with the form of exercise notice attached hereto as Exhibit A duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash or by certified check or wire transfer of immediately available funds to an account designated by the Company.  Upon any partial exercise of the Warrants, the Company shall issue to the Holder, for its surrendered Warrant Certificate, a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.  Notwithstanding anything to the contrary contained herein, the Holder may only exercise the Warrants as to those Warrant Shares that are fully vested.

3.2

 Issuance of Warrant Shares.  The Warrant Shares purchased shall be issued to the Holder exercising the Warrants as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made, and all documents and payments have been received by the Company.  Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares for which the Warrants were exercised as of the date of exercise. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the form of exercise notice, shall be delivered to the Holder within a reasonable time, but in no event later than three business days following the date of exercise.

5

3.3

 Limitation on Exercise.

(a)

The Holder may not exercise this Warrant, and the Holder agrees that it will not purchase or otherwise acquire, and will not permit its respective Affiliates to purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire beneficial ownership of any Common Stock of the Company, to the extent and if after giving effect thereto the Holder and/or its Affiliates would beneficially own Common Stock representing more than 19.9% of the outstanding shares of Common Stock, provided that the Holder shall not be deemed to have violated this provision if the Holder beneficially owns Common Stock representing more than 19.9% of the outstanding shares of Common Stock as a result of a recapitalization of the Company, a repurchase or redemption of shares of Common Stock by the Company or any other action taken by the Company.

(b)

Notwithstanding anything to the contrary set forth in Section 3.2(a) of this Warrant, nothing contained in this Warrant shall prevent, or be deemed to prevent, Iconic or any of its Affiliates from engaging or offering or proposing to engage in a transaction with the Company that would constitute a Special Transaction under Sections 2.5(b) or 2.5(c) hereof.

4.

No Shareholder Rights for the Holder.

Except as provided herein, the Holder shall not, solely by virtue of the Warrants and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights as a shareholder of the Company.  No provision of the Warrants, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.

Loss.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction)  reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall immediately execute and deliver a replacement Warrant Certificate of like tenor and date.

6.

Representations of the Holder.

The Holder further understands that the Holder of the Warrants represents to the Company that it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrants and the Warrant Shares.  The Holder of the Warrants further represents that it is acquiring the Warrants and the right to acquire the Warrant Shares for investment purposes only, for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

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"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under applicable state securities laws, and may not be offered or sold except (1) pursuant to an effective registration statement under the Securities Act or (2) upon the delivery by the holder to the Company of an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required under the Securities Act and the rules and regulations promulgated thereunder or under applicable state securities laws.”

7.

Registration of Warrant Shares.

7.1

Automatic Registration.  Within 30 days of receipt of the Required Shareholder Approval (as such term is defined in the Transaction Agreement) or 150 days from date hereof, whichever date is later, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (except if the Company is not then eligible to register for resale the Warrant Shares on Form S-3, the registration shall be on another appropriate form) and such other documents, as may be necessary, in the opinion of counsel for the Company, so as to permit a public offering and sale by the Holder of all of the Warrant Shares under the Securities Act, unless the Warrant Shares may be sold free of volume restrictions pursuant to Rule 144 promulgated under the Securities Act.  With respect to any registration statement filed pursuant to this Section 7.1 or Section 7.2 below, the Company shall (a) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, (b) use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until the earlier of (i) such time as all Warrant Shares to be sold pursuant to the registration statement have been sold and (ii) the date on which all Warrant Shares may be sold without registration and without being subject to the volume limitations of Rule 144 promulgated under the Securities Act, (c) take all reasonable efforts to cause the Warrant Shares at all times during such period to be freely tradable under the registration statement, except as may be required under the federal securities laws, (d) not less than two business days prior to the filing of any registration statement or related prospectus or any amendment or supplement thereto, furnish to the Holder the sections of such documents that relate to the Holder, as proposed to be filed, which documents shall be subject to the review of the Holder, (e) promptly notify the Holder via facsimile of the effectiveness of such registration statement and the filing of any prospectus supplement or amendment to such registration statement, and (f) no later than one business day following the effectiveness of such registration statement, file with the Commission a final prospectus in accordance with Rule 424 under the Securities Act with respect to such registration statement.

7.2

Piggyback Registration Rights.  Beginning on the date that is thirty days preceding the first Vesting Date, the Company will notify the Holder in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (but excluding registration statements relating to employee

7

benefit plans or with respect to corporate reorganizations or other transactions under SEC Rule 145) and will afford the Holder an opportunity to include in such registration statement all of the Warrant Shares (to the extent then vested), provided that the Company may limit the registration of the Warrant Shares to an amount not more than 50% of the total amount of shares of Common Stock to be registered by the Company.  If the Holder desires to include in any such registration statement part of its Warrant Shares it will, within five business days after the above-described notice from Company (the "Holder Notice Period"), so notify the Company in writing.  Such notice will state the intended method of disposition of the Warrant Shares by the Holder.  If the registration statement under which the Company gives notice under this Section 7.2 is for an underwritten offering, the Company will so advise the Holder as a part of such notice.  In such event, the right of the Holder to be included in a registration pursuant to this Section 7.2 will be conditioned upon the Holder's participation in such underwriting and the inclusion of the Warrant Shares in the underwriting to the extent provided herein.  If the Holder proposes to distribute its Warrant Shares through such underwriting it will be required to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 7.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated: first, to the Company; second, to the Holder; and third, allocated on a pro-rata basis among the holders of all other outstanding warrants to purchase shares of Common Stock of the Company.

7.3

Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, Sections 7.1 and 7.2, including, without limitation, (i) Commission and stock exchange registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Warrant Shares as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants, and (v) any liability insurance or other premiums for insurance obtained in connection with the registration contemplated by Sections 7.1 and 7.2, regardless of whether a registration statement is declared effective.

7.4

Indemnification by the Company.  In the event of any registration pursuant to Sections 7.1 and 7.2, the Company agrees to indemnify and hold harmless the Holder, its officers and directors, and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Warrant Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement of omission or alleged untrue statement or omission based upon information relating to the Holder or the plan of distribution furnished in writing to the Company by the Holder expressly for use therein.

8

7.5

Indemnification by the Holder.  The Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with reference to information relating to the Holder or the plan of distribution furnished in writing by the Holder expressly for use in any registration statement or prospectus relating to the Warrant Shares, or any amendment or supplement thereto, or any preliminary prospectus.

7.6

Conduct of Indemnification Proceedings.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.4 or 7.5, such person (the "Indemnified Party") shall promptly notify the person against whom such Indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than two separate firms of attorneys (in addition to any legal counsel to such Indemnifying Party) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Parties shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent, or if there by a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

8.

Definitions.  For the purposes of this Warrant Certificate:

"Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified, and includes without limitation any person that is a director, officer or manager of the entity specified, and with respect to the Company includes without limitation any person or entity that is a 5% or greater stockholder of the Company as of the date in question.

"Board" means the board of directors of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

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"Final Termination Event" means (i) an event giving rise to the right of the Company to terminate the License Agreement or its Sublicense of the License Agreement due solely to breach by the licensor or sub-licensor thereunder; (ii) expiration of any cure period under the License Agreement or Sublicense to cure any such purported or alleged breach; (iii) the Company terminates such License Agreement or Sublicense, and (iv) to the extent such termination is challenged by either legal proceedings or arbitration by any party, then the final non-appealable determination by a court of competent jurisdiction or by an arbitration tribunal that the Company had the sole right to terminate the License or Sublicense, as the case may be.

"Iconic" means Iconic Fragrances, LLC.

"License Agreement" means that certain License Agreement dated [______________ __, 2009] by and among [______________________________] (as licensor), [________________________ (as artist) and Iconic (as licensee)].  [insert applicable License Agreement]

"Permitted Transferee" means the licensor or artist under the License Agreement, any Affiliate (as defined above) or business associate of either Iconic or the licensor or artist under the License Agreement, provided that such person or entity is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act, and further provided, is not a person or entity who as of the date in question is, or at any time in the three year period immediately preceding the date in question has been, a director, officer, 5% or greater shareholder (except as a result of being a holder of any Warrants), employee, consultant, vendor, supplier, distributor or direct competitor of Parlux, or an Affiliate or relative of any of the foregoing.

"Securities Act" means the Securities Act of 1933, as amended.

9.

Miscellaneous

9.1

Assignment.

(a)

The Warrants and the rights, obligations and duties of the Company or the Holder hereunder shall not be assignable or otherwise transferable by either party, except that, subject to the provisions of this Section 9.1(a), this Warrant and all rights hereunder are transferable, as to all or any portion of the Warrants, to a Permitted Transferee (as defined in Section 8 above) upon the surrender of this Warrant Certificate with a properly executed Assignment Form in substantially the form attached hereto as Exhibit B (the "Assignment") at the principal office of the Company.  No transfer of this Warrant or any rights hereunder may be transferred unless the Company receives from the Permitted Transferee such documents, representations and legal opinions as the Company may reasonably request to assure that the proposed transfer complies with applicable state and federal securities laws and the regulations of any stock exchange or quotation medium on which the Common Stock is listed for trading.  On the surrender of this Warrant Certificate in connection with a transfer of Warrants to a Permitted Transferee in accordance with this Section 9.1(a), the Company at its expense shall issue to the

10

Permitted Transferee a new warrant certificate of like tenor, in the name of the Permitted Transferee, for the number of Warrants specified in the Assignment, and the Company at its expense shall issue to the Holder, in exchange for its surrendered Warrant Certificate, a replacement warrant certificate identical in all respects to this Warrant Certificate except that the number of Warrant Shares shall be reduced accordingly by the amount of Warrants transferred to the Permitted Transferee.

(b)

Notwithstanding anything to the contrary contained herein, in the event that the Company is acquired by another entity and becomes a wholly-owned subsidiary of that entity, then all references herein to the Company shall then be applicable to its stockholder and such stockholder shall be bound by the terms hereof as if it were the Company.

9.2

Limitation on Ownership.  In no event shall the Holder or any permitted assignee hereunder acquire direct or indirect beneficial ownership of twenty (20%) percent or more of the outstanding shares of the Company without the Company's consent, including any Warrant Shares and any other shares of Common Stock held by such Holder or such permitted assignee.

9.3

Modification.  The Company may, without the consent of the Holders, by issuance of a replacement warrant certificate or otherwise, (i) make any changes or corrections in this Warrant Certificate that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holders (including, without limitation, reduce the Exercise Price or extend the Exercise Period), or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Warrants.  This Warrant may also be amended or waived with the consent of the Company and the Holder.  Further, the Company may, with the consent, in writing or at a meeting, of the Holders (the "Required Holders") of the then outstanding Warrants exercisable for a majority or greater of the Common Stock issuable under such Warrants, amend in any way, by a replacement warrant certificate or otherwise, this Warrant and/or all of the outstanding Warrants; provided, however, that (i) no such amendment by its express terms shall adversely affect any Holder differently that it affects all other Holders, unless such Holder consents thereto, (ii) no consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all other Holders, and (iii) no such amendment concerning the number of Warrant Shares, the Exercise Period, a Vesting Date or Exercise Price shall be made unless any Holder who will be affected by such amendment consents thereto.

9.4

Binding Effect and Benefit.  The Warrants shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

9.5

Further Assurances.  Company and Holder agree that from time to time hereafter, upon request, each party will, at such party's sole expense, execute and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of the Warrants.

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9.6

Governing Law; Waiver of Jury Trial; Attorney's Fees.  The Warrants shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Delaware.  As part of the consideration for new value this day received, the Holder hereby consents to the jurisdiction of any state or federal court located within Broward County, Florida.  Each of the Company and the Holder hereby irrevocably and unconditionally waives trial by jury in any suit or proceeding arising out of or related to the Warrants.  The prevailing party in any suit arising out of or related to the Warrants shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.7

Incorporation by Reference.  All exhibits and documents referred to in the Warrants shall be deemed incorporated herein by any reference thereto as if fully set out herein.

9.8

Headings and Captions.  Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

9.9

Notice.  All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, or (iii) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

If to Company, addressed or delivered in person to:	Parlux Fragrances, Inc. 5900 N. Andrews Avenue, Suite 500 Fort Lauderdale, FL 33309 Attention: Neil J. Katz, Chief Executive Officer

If to the Holder, addressed or delivered in person to:	Iconic Fragrances LLC 1850 N.W. 84th Avenue, Suite 100 Miami, FL 33126 Attention: Rene Garcia, Manager

or to such other address as either party may designate by notice in accordance with this Section.

Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received.

9.10

Gender and Pronouns.  Throughout this Warrant Certificate, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

9.11

Entire Agreement.  This Warrant Certificate constitutes the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.  There are no representations or warranties with respect to the subject matter of this Warrant Certificate other than as expressly set forth herein.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the _____ day of __________, 2009.

PARLUX FRAGRANCES, INC.

By:
Name:
Title:

Agreed and Accepted:

ICONIC FRAGRANCES, LLC

By:
Rene Garcia, Manager

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EXHIBIT A

EXERCISE NOTICE

[To be executed only upon exercise of the Warrants]

The undersigned registered owner of the Warrants irrevocably exercises the Warrants for the purchase of the number of shares of Common Stock of Parlux Fragrances, Inc. as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then Parlux Fragrances, Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:
Amount of Shares Purchased:
Aggregate Exercise Price:$
Printed Name of Registered Holder:
Signature of Registered Holder:

NOTICE:

The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:

(Name)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B

ASSIGNMENT FORM

[To be executed only upon transfer of Warrants to a Permitted Transferee]

For value received, the undersigned Holder hereby sells, assigns and transfers unto the transferee named below the number of Warrants as is specified below, with respect to the attached Warrant Certificate dated ________, 2009, and appoints the chief executive officer of the Company, with full power of substitution, as attorney to transfer said Warrants on the books of the Company.  Capitalized terms in the text hereof shall have the respective meanings ascribed to them in the attached Warrant Certificate.

Name of Permitted Transferee:
Address of Permitted Transferee:

Amount of Warrants Transferred:

The replacement Warrant Certificate for Warrants not transferred by the Holder is to be issued and registered in the name of the Holder and delivered to the following address:

Address of Holder:

Signature of Holder:
Date:

NOTICE:

The signature on this Assignment must correspond with the name as written upon the face of the attached Warrant Certificate.

Signature of Holder Guaranteed:

EXHIBIT E

FORM OF INSTRUCTION LETTER

[ICONIC FRAGRANCES, LLC LETTERHEAD]

[DATE]

Parlux Fragrances, Inc.

Attn:  Neil J. Katz, Chairman and Chief Executive Officer

5900 North Andrews Avenue

Suite 500

Fort Lauderdale, Florida 33309

Mr. Katz:

This letter of instruction is delivered pursuant to Section 2.1 of that certain Agreement, dated April 3, 2009, by and between Parlux Fragrances, Inc. (“Parlux”) and Iconic Fragrances, LLC (“Iconic”) (the “Agreement”).  Capitalized terms used and not defined in this letter have the meanings given to them in the Agreement.

Iconic hereby instructs Parlux to issue a portion of the Warrants to the persons and in the amounts set forth on Schedule A, with respect to the License specified on Schedule A.

Enclosed please find a complete and executed accredited investor questionnaire, in the form previously provided by Parlux, for each person listed on Schedule A.

Sincerely,

ICONIC FRAGRANCES, LLC

Rene Garcia

Manager

Schedule A

Name and Address	License to which Warrants relate	Amount of Warrants to be Issued

EXHIBIT F

FORM OF NET PROFITS ASSIGNMENT LETTER

[ICONIC FRAGRANCES, LLC LETTERHEAD]

[DATE]

Parlux Fragrances, Inc.

Attn:  Neil J. Katz, Chairman and Chief Executive Officer

5900 North Andrews Avenue

Suite 500

Fort Lauderdale, Florida 33309

Mr. Katz:

This letter of instruction is delivered pursuant to Section 3.1 of that certain Agreement, dated April 3, 2009, by and between Parlux Fragrances, Inc. (“Parlux”) and Iconic Fragrances, LLC (“Iconic”) (the “Agreement”).  Capitalized terms used and not defined in this letter have the meanings given to them in the Agreement.

Iconic hereby irrevocably assigns a portion of the Net Profits (as defined in the Agreement and reprinted below) of Parlux and/or any of its subsidiaries, affiliates or sub-licensees to the assignee identified below (the “Assignee”) and in the amount set forth below:

Name and Address of Assignee	Assigned Share (Not to exceed *% of the Net Profits)

Iconic hereby relinquishes any and all further right and entitlement to such Assigned Share and hereby grants to the Assignee listed above full right and title to such Assigned Share.

The definition of Net Profits, as set forth in the Agreement, is reprinted below:

For purposes hereof, “Net Profits” derived with respect to any Sublicense between Parlux and Iconic shall mean ‘Net Sales’ (as defined in the applicable License) from the sale of ‘Licensed Products’ (as defined in the applicable License) less Direct Expenses (as defined below) related to the Licensed Products, less Overhead Expenses (as defined below) from inception of each Sublicense to the last day of the period for which Net Profits is being computed.  Net Profits may be a positive number or (if Direct Expenses plus Overhead Expenses, as limited below, exceed Net Sales) a negative number.  For purposes hereof, "Direct Expenses" incurred with respect to any Sublicense between Parlux and Iconic includes cost of goods sold, Royalties (as defined in Section 3.3 below), the cost of a Brand Marketing Manager and a Brand Planner/Buyer (each as defined below) to the extent dedicated to the ‘Licensed Mark’ (as defined in the applicable License), advertising and promotion expenses, depreciation and amortization expense, and any other out-of-pocket (not overhead) expenses payable by Parlux to third parties, in each case

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

directly related to the Licensed Products under that Sublicense.  For purposes hereof, "Overhead Expense" for each quarter in any Sales Year shall be the product computed by multiplying a fraction, the numerator of which shall be Net Sales of the Licensed Products under that Sublicense for the period in question and the denominator of which shall be total Net Sales of all Parlux fragrance and related cosmetic and skin care brands for the period in question, by the general and administrative and selling and distribution expenses with respect to all Parlux fragrance and related cosmetic and skin care brands (inclusive of the Licensed Products) consistent with the reporting of such expenses in Parlux's financial statements for period that corresponds to or ends shortly after each quarter in the Sales Year (the “SG&A Expenses”) filed with the SEC.  For purposes hereof, "Overhead Expense" related to such Licensed Products shall not exceed *% of SG&A Expenses (as defined herein) for the Sublicense with regard to the female Initial Artist and *% of SG&A Expenses for the Sublicense with regard to all other Artists, for any period being measured.  Any Direct Expenses deducted from Net Sales for purposes of determining Net Profits or any expenses included in the calculation of Overhead Expense for purposes of determining Net Profits shall not be duplicated and may not also be deducted from the gross invoice price of sales of Licensed Products in the computation of Net Sales.  If any SG&A Expenses constitute Direct Expenses related specifically to the Licensed Products and Licensed Mark, such Direct Expenses shall not be duplicated but shall be deducted from SG&A Expenses prior to the application of the foregoing formula in determining Overhead Expense.  For purposes hereof, all start up and other costs incurred by Parlux prior to the initial product shipment date which commences the first Sales Year for any License shall be amortized as Direct Expenses (provided such costs meet the definition of Direct Expenses set forth herein) during the first Sales Year as and when incurred (except those expenditures that, pursuant to GAAP as consistently applied by Parlux, must be amortized over a multi-year period), and to the extent that the amount of Net Profits for any Sales Year is a negative number, such negative number will be carried forward to the subsequent Sales Year to reduce the amount of Net Profits otherwise derived in such subsequent Sales Year for purposes of computing the Net Profits Share to be paid for such Sales Year (e.g., a loss in Sales Year 1 will be carried forward to Sales Year 2), so that Net Profits for any Sales Year will be determined net of any loss incurred during the prior Sales Year.

By acceptance of this letter of instruction, Parlux acknowledges that the assignee of the Assigned Share listed above shall have a direct right to audit Parlux’s books and records in the manner described in Section 3.4 of the Agreement and to confirm the accuracy of Parlux’s computation of the Net Profits under the relevant Sublicense, provided that to the extent either Iconic or the assignee, or both Iconic and any assignee of Iconic together, conducts an audit of any period, then neither will be able to subsequently conduct a separate audit of the same period.  Iconic and its assignee hereby agree with Parlux to coordinate audit rights so that only one audit of any period is conducted for the benefit of Iconic and any assignee.

The audit rights set forth in Section 3.4 of the Agreement are reprinted below:

Iconic for all Sublicenses, and each Licensor for such Licensor’s own License, and Iconic's assignee of the Assigned Share, if any, for the applicable Sublicense, shall have the right, at any time with at least ten (10) days’ prior written notice, to audit any and all of Parlux’s books and records related to the business conducted in connection with the applicable Sublicense(s).  In connection with any such audit, Parlux shall provide access during normal business hours to its

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

premises and to all of Parlux’s employees as are reasonably necessary for the completion of such audit.  Parlux shall not bear the costs of any audit hereunder; provided, however, that if after the first year of a Sublicense an audit of a Sublicense reveals under-reporting of Net Profits by (i) *% or more for any Sales Year or (ii) $* for any Sales Year, whichever is greater, the costs of such audit shall be reimbursed by Parlux and failure by Parlux to so reimburse shall constitute a breach of this Agreement.  Iconic agrees to coordinate all audit demands by Iconic, by its assignee(s) of the Assigned Share, and by the Licensor, so that only one audit of any period with respect to any Sublicense is conducted.

Iconic and Parlux confirm that the Assignee shall have a direct right to recover any Assigned Share of Net Profits hereunder from Parlux, and in the event Parlux fails to remit such Assigned Share of Net Profits directly to Assignee in accordance herewith, then (without prejudice to Assignee’s right to exercise all of its other legal or equitable remedies) Iconic agrees to guarantee the obligation of Parlux to pay such Net Profits to Assignee in accordance with this letter of instruction.  Parlux hereby agrees to indemnify and hold harmless Iconic from and against any and all losses, liabilities, claims, charges, actions, proceedings, demands, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Iconic may incur as a result of any claim or demand which may be made against Iconic by Assignee arising in any way out of Parlux’s failure to pay the Assigned Share of Net Profits to Assignee as required hereunder.

Assignee represents and warrants to Parlux that Assignee is not as of the date hereof, and has not been at any time in the past three years, a director, officer, 5% or greater shareholder, employee, consultant, vendor, supplier, distributor or direct competitor of Parlux, or an affiliate or relative of any of the foregoing.   The term affiliate means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

Sincerely,

——————————————

* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

ICONIC FRAGRANCES, LLC

By:
Rene Garcia, Manager

ASSIGNEE:

By:
Name:
Title:

Accepted by:

PARLUX FRAGRANCES, INC.

By:
Neil J. Katz,
Chairman and Chief Executive Officer

EXHIBIT G

OWNERSHIP OF ICONIC

Member Name & Address	Percentage Interest
CJV, LLC	*%
1608 NW 84th Avenue
Miami, FL 33126
Rene Garcia, Manager

Marcy Fragrance Trading Co. LLC	*%
Shawn Carter, Manager
1411 Broadway
39th Floor
New York, New York 10018

Manager Name & Address
Rene Garcia
1608 NW 84th Avenue
Miami, FL 33126